UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2016

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21898	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Lake Avenue, Suite 1050, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On January 8, 2016, we entered into a new lease for a Madison, Wisconsin research facility.  The 10-year office building lease between our subsidiary, Arrowhead Madison Inc. and University Research Park, Incorporated is for approximately 60,000 square feet of office and laboratory space located at 502 South Rosa Road, Madison, Wisconsin, and this lease will replace our current research facility office lease also with University Research Park, Incorporated for property located at 465 Science Drive Suite C, Madison Wisconsin.  The increased capacity of this new facility compared to our current research facilities will accommodate increased research and development personnel for our expanding pipeline of current and future drug candidates.

The initial term of the lease commenced on January 1, 2016 and the expected occupancy date is estimated to be October 1, 2016, after certain leasehold improvements have been completed during the remainder of fiscal year 2016. The lease payments, which begin on the expected occupancy date of October 1, 2016, will be approximately $15.4 million over the initial 10-year term.  We also estimate payments for our pro rata share of certain real estate taxes, operating expenses and common area maintenance expenses to be approximately $0.9 million for the first year of the lease, and these payments will continue throughout the initial 10-year term. The Company expects to pay approximately $7.3 million for leasehold improvements, net of tenant improvement allowances, beginning in the Company’s second quarter of fiscal year 2016.  Pursuant to the lease, within six months of the expiration of the initial 10-year term, we have the option to extend the lease for up to two additional five-year terms, with certain annual increases in base rent.

The foregoing description of the lease agreement does not purport to be complete and is subject to, and qualified in its entirety by, the lease agreement, which will be filed in a subsequent periodic report.

Additionally, on January 8, 2016, we entered into an amendment to our current research facility office lease for property located at 465 Science Drive Suite C, Madison, Wisconsin with University Research Park, Incorporated that provides for an early termination of such lease effective on October 31, 2016.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 14, 2016

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer